EXHIBIT 99.1

Vornado Announces Fourth Quarter 2018 Financial Results

February 11, 2019 04:30 PM Eastern Standard Time

NEW YORK.......VORNADO REALTY TRUST (NYSE: VNO) reported today:

Quarter Ended December 31, 2018 Financial Results

NET INCOME attributable to common shareholders for the quarter ended December 31, 2018 was $100.5 million, or $0.53 per diluted share, compared to $27.3 million, or $0.14 per diluted share, for the prior year's quarter. Adjusting net income attributable to common shareholders for the items that impact the comparability of period-to-period net income listed in the table on page 2, net income attributable to common shareholders, as adjusted (non-GAAP) for the quarters ended December 31, 2018 and 2017 was $51.0 million and $65.8 million, or $0.27 and $0.34 per diluted share, respectively.

FUNDS FROM OPERATIONS ("FFO") attributable to common shareholders plus assumed conversions (non-GAAP) for the quarter ended December 31, 2018 was $210.1 million, or $1.10 per diluted share, compared to $153.2 million, or $0.80 per diluted share, for the prior year's quarter.  Adjusting FFO attributable to common shareholders plus assumed conversions for the items that impact the comparability of period-to-period FFO listed in the table on page 3, FFO attributable to common shareholders plus assumed conversions, as adjusted (non-GAAP) for the quarters ended December 31, 2018 and 2017 was $171.4 million and $187.1 million, or $0.90 and $0.98 per diluted share, respectively.

Year Ended December 31, 2018 Financial Results

NET INCOME attributable to common shareholders for the year ended December 31, 2018 was $384.8 million, or $2.01 per diluted share, compared to $162.0 million, or $0.85 per diluted share, for the year ended December 31, 2017. Adjusting net income attributable to common shareholders for the items that impact the comparability of period-to-period net income listed in the table on page 2, net income attributable to common shareholders, as adjusted (non-GAAP) for the year ended December 31, 2018 and 2017 was $243.9 million and $252.9 million, or $1.27 and $1.32 per diluted share, respectively.

FFO attributable to common shareholders plus assumed conversions (non-GAAP) for the year ended December 31, 2018 was $729.7 million, or $3.82 per diluted share, compared to $717.8 million, or $3.75 per diluted share, for the year ended December 31, 2017. Adjusting FFO attributable to common shareholders plus assumed conversions for the items that impact the comparability of period-to-period FFO listed in the table on page 3, FFO attributable to common shareholders plus assumed conversions, as adjusted (non-GAAP) for the years ended December 31, 2018 and 2017 was $718.8 million and $713.0 million, or $3.76 and $3.73 per diluted share, respectively.

The following table reconciles our net income attributable to common shareholders to net income attributable to common shareholders, as adjusted (non-GAAP):

(Amounts in thousands, except per share amounts)	For the Three Months Ended December 31,		For the Year Ended December 31,
	2018	2017	2018	2017
Net income attributable to common shareholders	$100,494	$27,319	$384,832	$162,017
Per diluted share	$0.53	$0.14	$2.01	$0.85

Certain (income) expense items that impact net income attributable to common shareholders:
After-tax net gain on sale of 220 Central Park South condominium units	$(67,336)	$—	$(67,336)	$—
After-tax purchase price fair value adjustment related to the increase in ownership of the Farley joint venture	(27,289)	—	(27,289)	—
Our share of loss (income) from real estate fund investments (excluding our $4,252 share of One Park Avenue potential additional transfer taxes)	24,366	(529)	23,749	10,804
Real estate impairment losses (including our share of partially owned entities)	12,000	145	12,000	7,692
Decrease in fair value of marketable securities resulting from a new GAAP accounting standard effective January 1, 2018 (including our share of partially owned entities)	3,733	—	30,335	—
(Income) loss from discontinued operations and sold properties (primarily related to JBG SMITH Properties operating results and transaction costs through July 17, 2017 spin-off and 666 Fifth Avenue Office Condominium operations through August 3, 2018 sale)	(242)	1,664	5,727	43,615
Tax expense related to the reduction of our taxable REIT subsidiaries deferred tax assets	—	34,800	—	34,800
Net gains on sale of real estate (including our share of partially owned entities)	—	(585)	(28,104)	(21,574)
Net gain on sale of our ownership interests in 666 Fifth Avenue Office Condominium	—	—	(134,032)	—
Net gain on the repayment of our loan investment in 666 Fifth Avenue Office Condominium	—	—	(7,308)	—
Our share of potential additional New York City transfer taxes based on a Tax Tribunal interpretation which Vornado is appealing	—	—	23,503	—
Preferred share issuance costs	—	—	14,486	—
Impairment loss on investment in Pennsylvania Real Estate Investment Trust ("PREIT")	—	—	—	44,465
Net gain resulting from Urban Edge Properties ("UE") operating partnership unit issuances	—	—	—	(21,100)
Net gain on repayment of our Suffolk Downs JV debt investments	—	—	—	(11,373)
Other	1,996	5,515	4,046	9,900
	(52,772)	41,010	(150,223)	97,229
Noncontrolling interests' share of above adjustments	3,268	(2,539)	9,285	(6,382)
Total of certain (income) expense items that impact net income attributable to common shareholders	$(49,504)	$38,471	$(140,938)	$90,847

Net income attributable to common shareholders, as adjusted (non-GAAP)	$50,990	$65,790	$243,894	$252,864
Per diluted share (non-GAAP)	$0.27	$0.34	$1.27	$1.32

The following table reconciles our FFO attributable to common shareholders plus assumed conversions (non-GAAP) to FFO attributable to common shareholders plus assumed conversions, as adjusted (non-GAAP):

(Amounts in thousands, except per share amounts)	For the Three Months Ended December 31,		For the Year Ended December 31,
	2018	2017	2018	2017
FFO attributable to common shareholders plus assumed conversions (non-GAAP)(1)	$210,100	$153,151	$729,740	$717,805
Per diluted share (non-GAAP)	$1.10	$0.80	$3.82	$3.75

Certain (income) expense items that impact FFO attributable to common shareholders plus assumed conversions:
After-tax net gain on sale of 220 Central Park South condominium units	$(67,336)	$—	$(67,336)	$—
Our share of FFO from real estate fund investments (excluding our $4,252 share of One Park Avenue potential additional transfer taxes)	24,366	(529)	23,749	10,804
FFO from discontinued operations and sold properties (primarily related to JBG SMITH Properties operating results and transaction costs through July 17, 2017 spin-off and 666 Fifth Avenue Office Condominium operations through August 3, 2018 sale)	(242)	(4,006)	(2,834)	(73,240)
Tax expense related to the reduction of our taxable REIT subsidiaries deferred tax assets	—	34,800	—	34,800
Our share of potential additional New York City transfer taxes based on a Tax Tribunal interpretation which Vornado is appealing	—	—	23,503	—
Preferred share issuance costs	—	—	14,486	—
Net gain on the repayment of our loan investment in 666 Fifth Avenue Office Condominium	—	—	(7,308)	—
Impairment loss on investment in PREIT	—	—	—	44,465
Net gain resulting from UE operating partnership unit issuances	—	—	—	(21,100)
Net gain on repayment of our Suffolk Downs JV debt investments	—	—	—	(11,373)
Other	1,987	5,951	4,033	10,328
	(41,225)	36,216	(11,707)	(5,316)
Noncontrolling interests' share of above adjustments	2,552	(2,242)	727	534
Total of certain (income) expense items that impact FFO attributable to common shareholders plus assumed conversions, net	$(38,673)	$33,974	$(10,980)	$(4,782)

FFO attributable to common shareholders plus assumed conversions, as adjusted (non-GAAP)	$171,427	$187,125	$718,760	$713,023
Per diluted share (non-GAAP)	$0.90	$0.98	$3.76	$3.73
____________________________________________________________

(1)
See page 10 for a reconciliation of our net income attributable to common shareholders to FFO attributable to common shareholders plus assumed conversions (non-GAAP) for the three months and year ended December 31, 2018 and 2017.

Fourth Quarter Activity:

Acquisition:

Farley Office and Retail Building

On October 30, 2018, we increased our ownership interest in the joint venture that is developing the Farley Office and Retail Building to 95.0% from 50.1% by acquiring a 44.9% additional ownership interest from the Related Companies ("Related"). The purchase price was $41,500,000 plus the reimbursement of $33,026,000 of costs funded by Related through October 30, 2018. We consolidate the accounts of the joint venture as of October 30, 2018. In connection therewith, we recorded a net gain of $44,060,000, which is included in "purchase price fair value adjustment" on our consolidated statements of income. As a result of this gain, because we hold our investment in the joint venture through a taxable REIT subsidiary, $16,771,000 of income tax expense was recognized on our consolidated statements of income.

Financing:

On October 26, 2018, we extended our $750,000,000 unsecured term loan from October 2020 to February 2024. The interest rate on the extended unsecured term loan was lowered from LIBOR plus 1.15% to LIBOR plus 1.00% (3.52% as of December 31, 2018). In connection with the extension of our unsecured term loan, we entered into an interest rate swap from LIBOR plus 1.00% to a fixed rate of 3.87% through October 2023.

On November 16, 2018, we completed a $205,000,000 refinancing of 150 West 34th Street, a 78,000 square foot Manhattan retail property. The interest-only loan carries a rate of LIBOR plus 1.88% (4.26% as of December 31, 2018) and matures in 2024, as extended. Concurrently, we invested $105,000,000 in a participation in the refinanced mortgage loan, which earns interest at a rate of LIBOR plus 2.00% (4.38% as of December 31, 2018) and also matures in 2024, as extended, and is included in "other assets" on our consolidated balance sheets. The property was previously encumbered by a mortgage of the same amount at LIBOR plus 2.25%, which was scheduled to mature in 2020.

Other:

220 Central Park South ("220 CPS")

During the fourth quarter of 2018, we completed the sale of 11 condominium units at 220 CPS for net proceeds aggregating $214,776,000 and resulting in a financial statement net gain of $81,224,000 which is included in "net gains on disposition of wholly owned and partially owned assets" on our consolidated statements of income. In connection with these sales, $13,888,000 of income tax expense was recognized in our consolidated statements of income and $213,000,000 of the $950,000,000 220 CPS loan was repaid.

Fourth Quarter Activity - continued:

Leasing:

•
479,000 square feet of New York Office space (415,000 square feet at share) at an initial rent of $72.97 per square foot and a weighted average term of 7.7 years. The GAAP and cash mark-to-market rent on the 357,000 square feet of second generation space were positive 6.9% and 1.2%, respectively. Tenant improvements and leasing commissions were $10.22 per square foot per annum, or 14.0% of initial rent.

•
26,000 square feet of New York Retail space (17,000 square feet at share) at an initial rent of $211.34 per square foot and a weighted average term of 8.2 years. The GAAP and cash mark-to-market rent on the 7,000 square feet of second generation space were positive 3.0% and 1.1%, respectively. Tenant improvements and leasing commissions were $17.62 per square foot per annum, or 8.3% of initial rent.

•
46,000 square feet at theMART (all at share) at an initial rent of $60.73 per square foot and a weighted average term of 5.6 years. The GAAP and cash mark-to-market rent on the 46,000 square feet of second generation space were positive 8.7% and 3.2%, respectively. Tenant improvements and leasing commissions were $1.61 per square foot per annum, or 2.7% of initial rent.

Same Store Net Operating Income ("NOI") At Share:

The percentage (decrease) increase in same store NOI at share and same store NOI at share - cash basis of our New York segment, theMART and 555 California Street are summarized below.

	Total	New York(2)	theMART(3)	555 California Street
Same store NOI at share % (decrease) increase(1):
Three months ended December 31, 2018 compared to December 31, 2017	(6.3)%	(3.1)%	(56.6)%	16.8%
Year ended December 31, 2018 compared to December 31, 2017	0.8%	1.4%	(12.2)%	14.9%
Three months ended December 31, 2018 compared to September 30, 2018	(5.3)%	(1.1)%	(58.0)%	3.8%

Same store NOI at share - cash basis % (decrease) increase:
Three months ended December 31, 2018 compared to December 31, 2017	(1.7)%	1.9%	(49.8)%	15.8%
Year ended December 31, 2018 compared to December 31, 2017	3.9%	4.3%	(6.5)%	18.1%
Three months ended December 31, 2018 compared to September 30, 2018	(4.2)%	—%	(52.9)%	5.7%
____________________

(1)	See pages 12 through 17 for same store NOI at share and same store NOI at share - cash basis reconciliations.
		(Decrease) Increase
(2)	Excluding Hotel Pennsylvania, same store NOI at share % (decrease) increase:
	Three months ended December 31, 2018 compared to December 31, 2017	(3.0)%
	Year ended December 31, 2018 compared to December 31, 2017	1.5%
	Three months ended December 31, 2018 compared to September 30, 2018	(1.7)%

	Excluding Hotel Pennsylvania, same store NOI at share - cash basis % increase (decrease):
	Three months ended December 31, 2018 compared to December 31, 2017	2.1%
	Year ended December 31, 2018 compared to December 31, 2017	4.5%
	Three months ended December 31, 2018 compared to September 30, 2018	(0.6)%

(3)
Includes additional real estate tax expense accruals of $12,124,000 and $15,148,000 for the three months and year ended December 31, 2018, respectively, due to an increase in the tax-assessed value of theMART.

NOI At Share:

The elements of our New York and Other NOI at share for the three months and year ended December 31, 2018 and 2017 and the three months ended September 30, 2018 are summarized below.

(Amounts in thousands)	For the Three Months Ended			For the Year Ended December 31,
	December 31,		September 30, 2018
	2018	2017		2018	2017
New York:
Office	$186,832	$189,481	$184,146	$743,001	$721,183
Retail	85,549	90,853	92,858	353,425	359,944
Residential	5,834	5,920	5,202	23,515	24,370
Alexander's	11,023	11,656	10,626	45,133	47,302
Hotel Pennsylvania	5,961	6,318	4,496	11,916	13,266
Total New York	295,199	304,228	297,328	1,176,990	1,166,065

Other:
theMART(1)	10,981	24,249	25,257	90,929	102,339
555 California Street	14,005	12,003	13,515	54,691	47,588
Other investments	9,346	23,377	13,524	60,010	85,391
Total Other	34,332	59,629	52,296	205,630	235,318

NOI at share	$329,531	$363,857	$349,624	$1,382,620	$1,401,383
____________________

(1)
Includes additional real estate tax expense accruals of $12,124 and $15,148 for the three months and year ended December 31, 2018, respectively, due to an increase in the tax-assessed value of theMART.

NOI At Share - Cash Basis:

The elements of our New York and Other NOI at share - cash basis for the three months and year ended December 31, 2018 and 2017 and the three months ended September 30, 2018 are summarized below.

(Amounts in thousands)	For the Three Months Ended			For the Year Ended December 31,
	December 31,		September 30, 2018
	2018	2017		2018	2017
New York:
Office	$185,624	$175,787	$181,575	$726,108	$678,839
Retail	80,515	83,320	84,976	324,219	324,318
Residential	5,656	5,325	5,358	22,076	21,626
Alexander's	11,129	12,004	11,774	47,040	48,683
Hotel Pennsylvania	6,009	6,351	4,520	12,120	13,397
Total New York	288,933	282,787	288,203	1,131,563	1,086,863

Other:
theMART(1)	12,758	24,396	26,234	94,070	99,242
555 California Street	13,784	11,916	13,070	53,488	45,281
Other investments	8,524	23,179	13,374	58,795	83,155
Total Other	35,066	59,491	52,678	206,353	227,678

NOI at share - cash basis	$323,999	$342,278	$340,881	$1,337,916	$1,314,541
____________________

(1)
Includes additional real estate tax expense accruals of $12,124 and $15,148 for the three months and year ended December 31, 2018, respectively, due to an increase in the tax-assessed value of theMART.

Development/Redevelopment as of December 31, 2018

(Amounts in thousands, except square feet)			(At Share)							Full Quarter Stabilized Operations
		Property Rentable Sq. Ft.	Excluding Land Costs						Available for Occupancy
Current Projects	Segment		Incremental Budget		Amount Expended		% Complete	Start
220 Central Park South - residential condominiums	Other	397,000	$1,400,000		$1,199,913	(1)	85.7%	Q3 2012	N/A	N/A
Farley Office and Retail Building - (95.0% interest)	New York	850,000	760,000		137,267	(2)	18.1%	Q2 2017	Q3 2020	Q2 2022
PENN1(3)	New York	2,545,000	200,000	(4)	9,725		4.9%	Q4 2018	N/A	N/A
512 West 22nd Street - office (55.0% interest)	New York	173,000	72,000		52,505	(5)	72.9%	Q4 2015	Q1 2019	Q3 2020
345 Montgomery Street (555 California Street) (70.0% interest)	Other	78,000	32,000		15,284	(6)	47.8%	Q1 2018	Q3 2019	Q3 2020
606 Broadway - office/retail (50.0% interest)	New York	34,000	30,000		25,601	(7)	85.3%	Q2 2016	Q4 2018	Q2 2020
825 Seventh Avenue - office (50.0% interest)	New York	165,000	15,000		4,484		29.9%	Q2 2018	Q1 2020	Q1 2021
Total current projects			$2,509,000		$1,444,779

Future Opportunities	Segment	Property Zoning Sq. Ft.
Penn District - multiple opportunities - office/residential/retail	New York	TBD
PENN2 - office/retail	New York	TBD
Hotel Pennsylvania	New York	2,052,000
260 Eleventh Avenue - office(8)	New York	280,000

Undeveloped Land
29, 31, 33 West 57th Street (50.0% interest)	New York	150,000
484, 486 Eighth Avenue and 265, 267 West 34th Street	New York	125,000
527 West Kinzie, Chicago	Other	330,000
Rego Park III (32.4% interest)	Other	TBD
Total undeveloped land		605,000
_______________________

(1)	Excludes land and acquisition costs of $515,426.

(2)	Excludes our share of the upfront contribution of $230,000 and net of anticipated historic tax credits. The building and land are subject to a lease which expires in 2116.

(3)	The building is subject to a ground lease which expires in 2098.

(4)	We expect the final budget will exceed $200,000 after anticipated scope changes.

(5)	Excludes land and acquisition costs of $57,000.

(6)	Excludes land and building costs of $31,000.

(7)	Excludes land and acquisition costs of $22,703.

(8)	The building is subject to a ground lease which expires in 2114.

Conference Call and Audio Webcast

As previously announced, the Company will host a quarterly earnings conference call and an audio webcast on Tuesday, February 12, 2019 at 10:00 a.m. Eastern Time (ET). The conference call can be accessed by dialing 888-771-4371 (domestic) or 847-585-4405 (international) and indicating to the operator the passcode 48102474. A telephonic replay of the conference call will be available from 1:30 p.m. ET on February 12, 2019 through March 14, 2019. To access the replay, please dial 888-843-7419 and enter the passcode 48102474#. A live webcast of the conference call will be available on the Company’s website at www.vno.com and an online playback of the webcast will be available on the website following the conference call.

Supplemental Financial Information

Further details regarding results of operations, properties and tenants can be accessed at the Company’s website www.vno.com. Vornado Realty Trust is a fully - integrated equity real estate investment trust.

Certain statements contained herein may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. For a discussion of factors that could materially affect the outcome of our forward-looking statements and our future results and financial condition, see “Risk Factors” in Part I, Item 1A, of our Annual Report on Form 10-K for the year ended December 31, 2018. Such factors include, among others, risks associated with the timing of and costs associated with property improvements, financing commitments and general competitive factors.

VORNADO REALTY TRUST
CONSOLIDATED BALANCE SHEET

(Amounts in thousands, except unit, share, and per share amounts)	As of
	December 31, 2018	December 31, 2017
ASSETS
Real estate, at cost:
Land	$3,306,280	$3,143,648
Buildings and improvements	10,110,992	9,898,605
Development costs and construction in progress	2,266,491	1,615,101
Moynihan Train Hall development expenditures	445,693	—
Leasehold improvements and equipment	108,427	98,941
Total	16,237,883	14,756,295
Less accumulated depreciation and amortization	(3,180,175)	(2,885,283)
Real estate, net	13,057,708	11,871,012
Cash and cash equivalents	570,916	1,817,655
Restricted cash	145,989	97,157
Marketable securities	152,198	182,752
Tenant and other receivables, net of allowance for doubtful accounts of $4,154 and $5,526	73,322	58,700
Investments in partially owned entities	858,113	1,056,829
Real estate fund investments	318,758	354,804
220 Central Park South condominium units ready for sale	99,627	—
Receivable arising from the straight-lining of rents, net of allowance of $1,644 and $954	935,131	926,711
Deferred leasing costs, net of accumulated amortization of $207,529 and $191,827	400,313	403,492
Identified intangible assets, net of accumulated amortization of $172,114 and $150,837	136,781	159,260
Other assets	431,938	469,562
	$17,180,794	$17,397,934
LIABILITIES, REDEEMABLE NONCONTROLLING INTERESTS AND EQUITY
Mortgages payable, net	$8,167,798	$8,137,139
Senior unsecured notes, net	844,002	843,614
Unsecured term loan, net	744,821	748,734
Unsecured revolving credit facilities	80,000	—
Moynihan Train Hall obligation	445,693	—
Accounts payable and accrued expenses	430,976	415,794
Deferred revenue	167,730	227,069
Deferred compensation plan	96,523	109,177
Preferred shares redeemed on January 4 and 11, 2018	—	455,514
Other liabilities	311,806	468,255
Total liabilities	11,289,349	11,405,296
Commitments and contingencies
Redeemable noncontrolling interests:
Class A units - 12,544,477 and 12,528,899 units outstanding	778,134	979,509
Series D cumulative redeemable preferred units - 177,101 units outstanding	5,428	5,428
Total redeemable noncontrolling interests	783,562	984,937
Vornado's shareholders' equity:
Preferred shares of beneficial interest: no par value per share; authorized 110,000,000 shares; issued and outstanding 36,798,580 and 36,799,573 shares	891,294	891,988
Common shares of beneficial interest: $0.04 par value per share; authorized 250,000,000 shares; issued and outstanding 190,535,499 and 189,983,858 shares	7,600	7,577
Additional capital	7,725,857	7,492,658
Earnings less than distributions	(4,167,184)	(4,183,253)
Accumulated other comprehensive income	7,664	128,682
Total Vornado shareholders' equity	4,465,231	4,337,652
Noncontrolling interests in consolidated subsidiaries	642,652	670,049
Total equity	5,107,883	5,007,701
	$17,180,794	$17,397,934

VORNADO REALTY TRUST
OPERATING RESULTS

(Amounts in thousands, except per share amounts)	For the Three Months Ended December 31,		For the Year Ended December 31,
	2018	2017	2018	2017
Revenues	$543,417	$536,226	$2,163,720	$2,084,126

Income from continuing operations	$97,564	$52,278	$421,965	$277,356
Income (loss) from discontinued operations	257	1,273	638	(13,228)
Net income	97,821	53,551	422,603	264,128
Less net loss (income) attributable to noncontrolling interests in:
Consolidated subsidiaries	21,886	(7,366)	53,023	(25,802)
Operating Partnership	(6,680)	(1,853)	(25,672)	(10,910)
Net income attributable to Vornado	113,027	44,332	449,954	227,416
Preferred share dividends	(12,533)	(17,013)	(50,636)	(65,399)
Preferred share issuance costs	—	—	(14,486)	—
NET INCOME attributable to common shareholders	$100,494	$27,319	$384,832	$162,017

INCOME PER COMMON SHARE – BASIC:
Income from continuing operations, net	$0.53	$0.14	$2.02	$0.92
Loss from discontinued operations, net	—	—	—	(0.07)
Net income per common share	$0.53	$0.14	$2.02	$0.85
Weighted average shares outstanding	190,348	189,898	190,219	189,526

INCOME PER COMMON SHARE – DILUTED:
Income from continuing operations, net	$0.53	$0.14	$2.01	$0.91
Loss from discontinued operations, net	—	—	—	(0.06)
Net income per common share	$0.53	$0.14	$2.01	$0.85
Weighted average shares outstanding	191,199	191,020	191,290	191,258

FFO attributable to common shareholders plus assumed conversions (non-GAAP)	$210,100	$153,151	$729,740	$717,805
Per diluted share (non-GAAP)	$1.10	$0.80	$3.82	$3.75

FFO attributable to common shareholders plus assumed conversions, as adjusted (non-GAAP)	$171,427	$187,125	$718,760	$713,023
Per diluted share (non-GAAP)	$0.90	$0.98	$3.76	$3.73

Weighted average shares used in determining FFO per diluted share	191,199	191,063	191,189	191,304

VORNADO REALTY TRUST
NON-GAAP RECONCILIATIONS

The following table reconciles net income attributable to common shareholders to FFO attributable to common shareholders plus assumed conversions:

(Amounts in thousands, except per share amounts)	For the Three Months Ended December 31,		For the Year Ended December 31,
	2018	2017	2018	2017
Net income attributable to common shareholders	$100,494	$27,319	$384,832	$162,017
Per diluted share	$0.53	$0.14	$2.01	$0.85

FFO adjustments:
Depreciation and amortization of real property	$104,067	$106,017	$413,091	$467,966
Net gains on sale of real estate	—	—	(158,138)	(3,797)
Real estate impairment losses	12,000	—	12,000	—
Decrease in fair value of marketable securities	1,652	—	26,453	—
After-tax purchase price fair value adjustment on depreciable real estate	(27,289)	—	(27,289)	—
Proportionate share of adjustments to equity in net income of partially owned entities to arrive at FFO:
Depreciation and amortization of real property	24,309	28,247	101,591	137,000
Net gains on sale of real estate	—	(585)	(3,998)	(17,777)
Real estate impairment losses	—	145	—	7,692
Decrease in fair value of marketable securities	2,081	—	3,882	—
	116,820	133,824	367,592	591,084
Noncontrolling interests' share of above adjustments	(7,229)	(8,010)	(22,746)	(36,420)
FFO adjustments, net	$109,591	$125,814	$344,846	$554,664

FFO attributable to common shareholders (non-GAAP)	$210,085	$153,133	$729,678	$716,681
Convertible preferred share dividends	15	18	62	77
Earnings allocated to Out-Performance Plan units	—	—	—	1,047
FFO attributable to common shareholders plus assumed conversions (non-GAAP)	$210,100	$153,151	$729,740	$717,805
Per diluted share (non-GAAP)	$1.10	$0.80	$3.82	$3.75
FFO is computed in accordance with the definition adopted by the Board of Governors of the National Association of Real Estate Investment Trusts (“NAREIT”). NAREIT defines FFO as GAAP net income or loss adjusted to exclude net gains from sales of depreciated real estate assets, real estate impairment losses, depreciation and amortization expense from real estate assets and other specified non-cash items, including the pro rata share of such adjustments of unconsolidated subsidiaries. FFO and FFO per diluted share are non-GAAP financial measures used by management, investors and analysts to facilitate meaningful comparisons of operating performance between periods and among our peers because it excludes the effect of real estate depreciation and amortization and net gains on sales, which are based on historical costs and implicitly assume that the value of real estate diminishes predictably over time, rather than fluctuating based on existing market conditions. FFO does not represent cash generated from operating activities and is not necessarily indicative of cash available to fund cash requirements and should not be considered as an alternative to net income as a performance measure or cash flow as a liquidity measure. FFO may not be comparable to similarly titled measures employed by other companies. A reconciliation of our net income attributable to common shareholders to FFO attributable to common shareholders plus assumed conversions is provided above. In addition to FFO attributable to common shareholders plus assumed conversions, we also disclose FFO attributable to common shareholders plus assumed conversions, as adjusted. Although this non-GAAP measure clearly differs from NAREIT’s definition of FFO, we believe it provides a meaningful presentation of operating performance. Reconciliations of FFO attributable to common shareholders plus assumed conversions to FFO attributable to common shareholders plus assumed conversions, as adjusted are provided on page 3 of this press release.

In accordance with the NAREIT December 2018 restated definition of FFO, we have elected to exclude the mark-to-market adjustments of marketable equity securities from the calculation of FFO. Our FFO for the nine months ended September 30, 2018 has been adjusted to exclude the $26,602,000, or $0.13 per share, decrease in fair value of marketable equity securities previously reported.

VORNADO REALTY TRUST
NON-GAAP RECONCILIATIONS - CONTINUED

Below is a reconciliation of net income to NOI at share and NOI at share - cash basis for the three months and year ended December 31, 2018 and 2017 and the three months ended September 30, 2018.

	For the Three Months Ended			For the Year Ended December 31,
(Amounts in thousands)	December 31,		September 30, 2018
	2018	2017		2018	2017
Net income	$97,821	$53,551	$219,162	$422,603	$264,128

Deduct:
Income from partially owned entities	(3,090)	(9,622)	(7,206)	(9,149)	(15,200)
Loss (income) from real estate fund investments	51,258	(4,889)	190	89,231	(3,240)
Interest and other investment income, net	(7,656)	(8,294)	(2,893)	(17,057)	(30,861)
Net gains on disposition of wholly owned and partially owned assets	(81,203)	—	(141,269)	(246,031)	(501)
Purchase price fair value adjustment	(44,060)	—	—	(44,060)	—
(Income) loss from discontinued operations	(257)	(1,273)	(61)	(638)	13,228
NOI attributable to noncontrolling interests in consolidated subsidiaries	(19,771)	(16,533)	(16,943)	(71,186)	(65,311)

Add:
Depreciation and amortization expense	112,869	114,166	113,169	446,570	429,389
General and administrative expense	32,934	34,916	31,977	141,871	150,782
Transaction related costs, impairment loss and other	14,637	703	2,510	31,320	1,776
Our share of NOI from partially owned entities	60,205	69,175	60,094	253,564	269,164
Interest and debt expense	83,175	93,073	88,951	347,949	345,654
Income tax expense	32,669	38,884	1,943	37,633	42,375
NOI at share	329,531	363,857	349,624	1,382,620	1,401,383
Non-cash adjustments for straight-line rents, amortization of acquired below-market leases, net and other	(5,532)	(21,579)	(8,743)	(44,704)	(86,842)
NOI at share - cash basis	$323,999	$342,278	$340,881	$1,337,916	$1,314,541

NOI represents total revenues less operating expenses. We consider NOI to be the primary non-GAAP financial measure for making decisions and assessing the unlevered performance of our segments as it relates to the total return on assets as opposed to the levered return on equity. As properties are bought and sold based on NOI, we utilize this measure to make investment decisions as well as to compare the performance of our assets to that of our peers. NOI should not be considered a substitute for net income. NOI may not be comparable to similarly titled measures employed by other companies.

VORNADO REALTY TRUST
NON-GAAP RECONCILIATIONS - CONTINUED

Below are reconciliations of NOI at share to same store NOI at share for our New York segment, theMART, 555 California Street and other investments for the three months ended December 31, 2018 compared to December 31, 2017.

(Amounts in thousands)	Total	New York		theMART		555 California Street	Other
NOI at share for the three months ended December 31, 2018	$329,531	$295,199		$10,981		$14,005	$9,346
Less NOI at share from:
Acquisitions	(337)	(337)		—		—	—
Dispositions	19	19		—		—	—
Development properties	(12,623)	(12,637)		—		14	—
Lease termination income, net of write-offs of straight-line receivables and acquired below-market leases, net	(96)	368		(464)		—	—
Other non-operating income, net	(10,412)	(1,066)		—		—	(9,346)
Same store NOI at share for the three months ended December 31, 2018	$306,082	$281,546		$10,517		$14,019	$—

NOI at share for the three months ended December 31, 2017	$363,857	$304,228		$24,249		$12,003	$23,377
Less NOI at share from:
Acquisitions	2	2		—		—	—
Dispositions	(23)	(23)		—		—	—
Development properties	(12,789)	(12,789)		—		—	—
Lease termination income, net of write-offs of straight-line receivables and acquired below-market leases, net	(984)	(984)		—		—	—
Other non-operating income, net	(23,377)	—		—		—	(23,377)
Same store NOI at share for the three months ended December 31, 2017	$326,686	$290,434		$24,249		$12,003	$—

(Decrease) increase in same store NOI at share for the three months ended December 31, 2018 compared to December 31, 2017	$(20,604)	$(8,888)		$(13,732)		$2,016	$—

% (decrease) increase in same store NOI at share	(6.3)%	(3.1)%	(1)	(56.6)%	(2)	16.8%	—%
____________________

(1)	Excluding Hotel Pennsylvania, same store NOI at share decreased by 3.0%.

(2)	The three months ended December 31, 2018 includes an additional $12,814 real estate tax expense accrual due to an increase in the tax-assessed value of theMART.

Same store NOI at share represents NOI at share from property operations which are owned by us and in service in both the current and prior year reporting periods. Same store NOI at share - cash basis is NOI at share from operations before straight-line rental income and expense, amortization of acquired below and above market leases, net and other non-cash adjustments which are owned by us and in service in both the current and prior year reporting periods.  We present these non-GAAP measures to (i) facilitate meaningful comparisons of the operational performance of our properties and segments, (ii) make decisions on whether to buy, sell or refinance properties, and (iii) compare the performance of our properties and segments to those of our peers.  Same store NOI at share and same store NOI at share - cash basis should not be considered as an alternative to net income or cash flow from operations and may not be comparable to similarly titled measures employed by other companies.

VORNADO REALTY TRUST
NON-GAAP RECONCILIATIONS - CONTINUED

Below are reconciliations of NOI at share - cash basis to same store NOI at share - cash basis for our New York segment, theMART, 555 California Street and other investments for the three months ended December 31, 2018 compared to December 31, 2017.

(Amounts in thousands)	Total	New York		theMART		555 California Street	Other
NOI at share - cash basis for the three months ended December 31, 2018	$323,999	$288,933		$12,758		$13,784	$8,524
Less NOI at share - cash basis from:
Acquisitions	(336)	(336)		—		—	—
Dispositions	19	19		—		—	—
Development properties	(14,628)	(14,642)		—		14	—
Lease termination income	(563)	(43)		(520)		—	—
Other non-operating income, net	(9,590)	(1,066)		—		—	(8,524)
Same store NOI at share - cash basis for the three months ended December 31, 2018	$298,901	$272,865		$12,238		$13,798	$—

NOI at share - cash basis for the three months ended December 31, 2017	$342,278	$282,787		$24,396		$11,916	$23,179
Less NOI at share - cash basis from:
Acquisitions	2	2		—		—	—
Dispositions	76	76		—		—	—
Development properties	(13,677)	(13,677)		—		—	—
Lease termination income	(1,393)	(1,393)		—		—	—
Other non-operating income, net	(23,180)	(1)		—		—	(23,179)
Same store NOI at share - cash basis for the three months ended December 31, 2017	$304,106	$267,794		$24,396		$11,916	$—

(Decrease) increase in same store NOI at share - cash basis for the three months ended December 31, 2018 compared to December 31, 2017	$(5,205)	$5,071		$(12,158)		$1,882	$—

% (decrease) increase in same store NOI at share - cash basis	(1.7)%	1.9%	(1)	(49.8)%	(2)	15.8%	—%
____________________

(1)	Excluding Hotel Pennsylvania, same store NOI at share - cash basis increased by 2.1%.

(2)	The three months ended December 31, 2018 includes an additional $12,814 real estate tax expense accrual due to an increase in the tax-assessed value of theMART.

VORNADO REALTY TRUST
NON-GAAP RECONCILIATIONS - CONTINUED

Below are reconciliations of NOI at share to same store NOI at share for our New York segment, theMART, 555 California Street and other investments for the three months ended December 31, 2018 compared to September 30, 2018.

(Amounts in thousands)	Total	New York		theMART		555 California Street	Other
NOI at share for the three months ended December 31, 2018	$329,531	$295,199		$10,981		$14,005	$9,346
Less NOI at share from:
Dispositions	19	19		—		—	—
Development properties	(12,623)	(12,637)		—		14	—
Lease termination income, net of write-offs of straight-line receivables and acquired below-market leases, net	(96)	368		(464)		—	—
Other non-operating income, net	(10,412)	(1,066)		—		—	(9,346)
Same store NOI at share for the three months ended December 31, 2018	$306,419	$281,883		$10,517		$14,019	$—

NOI at share for the three months ended September 30, 2018	$349,624	$297,328		$25,257		$13,515	$13,524
Less NOI at share from:
Development properties	(13,488)	(13,474)		—		(14)	—
Lease termination income, net of write-offs of straight-line receivables and acquired below-market leases, net	1,581	1,800		(219)		—	—
Other non-operating income, net	(14,103)	(579)		—		—	(13,524)
Same store NOI at share for the three months ended September 30, 2018	$323,614	$285,075		$25,038		$13,501	$—

(Decrease) increase in same store NOI at share for the three months ended December 31, 2018 compared to September 30, 2018	$(17,195)	$(3,192)		$(14,521)		$518	$—

% (decrease) increase in same store NOI at share	(5.3)%	(1.1)%	(1)	(58.0)%	(2)	3.8%	—%
____________________

(1)	Excluding Hotel Pennsylvania, same store NOI at share decreased by 1.7%.

(2)	The three months ended December 31, 2018 includes an additional $12,124 real estate tax expense accrual due to an increase in the tax-assessed value of theMART.

VORNADO REALTY TRUST
NON-GAAP RECONCILIATIONS - CONTINUED

Below are reconciliations of NOI at share - cash basis to same store NOI at share - cash basis for our New York segment, theMART, 555 California Street and other investments for the three months ended December 31, 2018 compared to September 30, 2018.

(Amounts in thousands)	Total	New York		theMART		555 California Street	Other
NOI at share - cash basis for the three months ended December 31, 2018	$323,999	$288,933		$12,758		$13,784	$8,524
Less NOI at share - cash basis from:
Dispositions	19	19		—		—	—
Development properties	(14,628)	(14,642)		—		14	—
Lease termination income	(563)	(43)		(520)		—	—
Other non-operating income, net	(9,590)	(1,066)		—		—	(8,524)
Same store NOI at share - cash basis for the three months ended December 31, 2018	$299,237	$273,201		$12,238		$13,798	$—

NOI at share - cash basis for the three months ended September 30, 2018	$340,881	$288,203		$26,234		$13,070	$13,374
Less NOI at share - cash basis from:
Development properties	(14,342)	(14,328)		—		(14)	—
Lease termination income	(318)	(58)		(260)		—	—
Other non-operating income, net	(13,954)	(580)		—		—	(13,374)
Same store NOI at share - cash basis for the three months ended September 30, 2018	$312,267	$273,237		$25,974		$13,056	$—

(Decrease) increase in same store NOI at share - cash basis for the three months ended December 31, 2018 compared to September 30, 2018	$(13,030)	$(36)		$(13,736)		$742	$—

% (decrease) increase in same store NOI at share - cash basis	(4.2)%	—%	(1)	(52.9)%	(2)	5.7%	—%
____________________

(1)	Excluding Hotel Pennsylvania, same store NOI at share - cash basis decreased by 0.6%.

(2)	The three months ended December 31, 2018 includes an additional $12,124 real estate tax expense accrual due to an increase in the tax-assessed value of theMART.

VORNADO REALTY TRUST
NON-GAAP RECONCILIATIONS - CONTINUED

Below are reconciliations of NOI at share to same store NOI at share for our New York segment, theMART, 555 California Street and other investments for the year ended December 31, 2018 compared to December 31, 2017.

(Amounts in thousands)	Total	New York		theMART		555 California Street	Other
NOI at share for the year ended December 31, 2018	$1,382,620	$1,176,990		$90,929		$54,691	$60,010
Less NOI at share from:
Acquisitions	(1,534)	(1,385)		(149)		—	—
Dispositions	(351)	(351)		—		—	—
Development properties	(38,477)	(38,477)		—		—	—
Lease termination income, net of write-offs of straight-line receivables and acquired below-market leases, net	2,301	3,025		(724)		—	—
Other non-operating income, net	(62,732)	(2,722)		—		—	(60,010)
Same store NOI at share for the year ended December 31, 2018	$1,281,827	$1,137,080		$90,056		$54,691	$—

NOI at share for the year ended December 31, 2017	$1,401,383	$1,166,065		$102,339		$47,588	$85,391
Less NOI at share from:
Acquisitions	36	(164)		200		—	—
Dispositions	(1,532)	(1,532)		—		—	—
Development properties	(37,307)	(37,307)		—		—	—
Lease termination income, net of write-offs of straight-line receivables and acquired below-market leases, net	(2,976)	(2,957)		(19)		—	—
Other non-operating income, net	(88,017)	(2,626)		—		—	(85,391)
Same store NOI at share for the year ended December 31, 2017	$1,271,587	$1,121,479		$102,520		$47,588	$—

Increase (decrease) in same store NOI at share for the year ended December 31, 2018 compared to December 31, 2017	$10,240	$15,601		$(12,464)		$7,103	$—

% increase (decrease) in same store NOI at share	0.8%	1.4%	(1)	(12.2)%	(2)	14.9%	—%
____________________

(1)	Excluding Hotel Pennsylvania, same store NOI at share increased by 1.5%.

(2)	The year ended December 31, 2018 includes an additional $15,148 real estate tax expense accrual due to an increase in the tax-assessed value of theMART.

VORNADO REALTY TRUST
NON-GAAP RECONCILIATIONS - CONTINUED

Below are reconciliations of NOI at share - cash basis to same store NOI at share - cash basis for our New York segment, theMART, 555 California Street and other investments for the year ended December 31, 2018 compared to December 31, 2017.

(Amounts in thousands)	Total	New York		theMART		555 California Street	Other
NOI at share - cash basis for the year ended December 31, 2018	$1,337,916	$1,131,563		$94,070		$53,488	$58,795
Less NOI at share - cash basis from:
Acquisitions	(1,235)	(1,086)		(149)		—	—
Dispositions	(287)	(287)		—		—	—
Development properties	(42,264)	(42,264)		—		—	—
Lease termination income	(2,105)	(1,163)		(942)		—	—
Other non-operating income, net	(61,515)	(2,720)		—		—	(58,795)
Same store NOI at share - cash basis for the year ended December 31, 2018	$1,230,510	$1,084,043		$92,979		$53,488	$—

NOI at share - cash basis for the year ended December 31, 2017	$1,314,541	$1,086,863		$99,242		$45,281	$83,155
Less NOI at share - cash basis from:
Acquisitions	137	(63)		200		—	—
Dispositions	(1,078)	(1,078)		—		—	—
Development properties	(38,211)	(38,211)		—		—	—
Lease termination income	(4,958)	(4,927)		(31)		—	—
Other non-operating income, net	(86,501)	(3,346)		—		—	(83,155)
Same store NOI at share - cash basis for the year ended December 31, 2017	$1,183,930	$1,039,238		$99,411		$45,281	$—

Increase (decrease) in same store NOI at share - cash basis for the year ended December 31, 2018 compared to December 31, 2017	$46,580	$44,805		$(6,432)		$8,207	$—

% increase (decrease) in same store NOI at share - cash basis	3.9%	4.3%	(1)	(6.5)%	(2)	18.1%	—%
____________________

(1)	Excluding Hotel Pennsylvania, same store NOI at share - cash basis increased by 4.5%.

(2)	The year ended December 31, 2018 includes an additional $15,148 real estate tax expense accrual due to an increase in the tax-assessed value of theMART.

CONTACT:
JOSEPH MACNOW
(212) 894-7000